Exhibit 10.2

CONFIDENTIAL AND PROPRIETARY TO [ * * * ]

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Confidential Treatment Requested

PROJECT ADDENDUM

THIS PROJECT ADDENDUM (the “Project Addendum”) is made and entered into as of November 16, 2011 (the “Effective Date”) by and between [ * * * ] and AASTROM BIOSCIENCES, INC., with its principal executive offices located at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor Michigan 48105 (“Sponsor”).

WHEREAS, [ * * * ] and Sponsor entered into a certain Master Services Agreement (“Agreement”) dated September 23, 2011; and

WHEREAS, pursuant to Section 1.2 of the Agreement, the parties now wish to enter into this Project Addendum for the purposes of setting forth the responsibilities and obligations of the parties in regards to conducting a certain clinical research program entitled “A Multicenter, Randomized, Double-Blind, Placebo-Controlled, Parallel Group Study to Evaluate the Efficacy, Safety and Tolerability of Autologous Tissue Repair Cells in Patients with Critical Limb Ischemia” (“Study”) under Sponsor’s protocol # 55-1009-1 (“Protocol”), which Protocol is incorporated herein by reference.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Services.

[ * * * ] shall perform those certain services set forth in the proposal submitted to Sponsor by [ * * * ], which proposal is attached hereto as Exhibit A and incorporated herein by reference (“Services”).

2.                                      Compensation and Payment.

2.1 - Compensation - For its performance of Services under this Project Addendum, [ * * * ] shall receive a total sum anticipated not to exceed $[ * * * ] of which $[ * * * ] shall be direct costs, and of which $[ * * * ] shall be handled as indirect reimbursable costs.  Should a change in any of the key Study parameters, e.g., countries included, number or country distribution of sites, number of patients, number of CRF pages, number of statistical tables or listings, study timeline or protocol design result in an increase or decrease in the Study budget (attached hereto as Exhibit B), such financial implications will be summarized in writing and approved by Sponsor.

The indirect reimbursable costs are estimated and may vary as circumstances require.

2.2 - Payment - Payment for the direct costs and indirect reimbursable costs will be made according to the Unitized Budget  set forth in Exhibit B attached hereto and incorporated herein by reference. Upon execution of this Project Addendum Sponsor will pay $[ * * * ] as an advance payment towards the direct fees. This payment is in addition to the $[ * * * ] already invoiced under the previously executed Letter of Authorization (“LOA”) for preliminary/start-up Services. The $[ * * * ] advance payment will be held in reserve and used to pay for units associated with the final data cleaning activities. Sponsor will be invoiced monthly for units achieved pursuant to the Budget (Exhibit B) and indirect reimbursable costs as incurred. All payments made under the LOA will be applied to the monthly unit invoices until depleted.

In addition to the above referenced advance payment for direct fees, Sponsor shall pay upon execution of this Project Addendum $[ * * * ] as an advance for investigator grants, and [ * * * ] will invoice Sponsor monthly as needed for additional investigator grants. [ * * * ] will not release payment for any 3rd party vendor cost including investigator meeting costs until Sponsor has remitted the applicable amount.

CONFIDENTIAL AND PROPRIETARY TO [ * * * ]

2.3 — Payments to [ * * * ] shall be made to:

[ * * * ]

Or, if wired to:     [ * * * ]

3.                                      Standard Operating Procedure

[ * * * ] shall conduct the Study according to [ * * * ]’s Standard Operating Procedures  (“SOPs”).  These SOPs are subject to revision by [ * * * ] in which case [ * * * ] shall notify Sponsor of revision.  If any such SOP revision can be reasonably expected to affect the budget or timelines for the Study, [ * * * ] shall submit to Sponsor revised cost estimates or timelines for the relevant Services which will become a part of this Project Addendum upon written approval by Sponsor.  The current SOPs for conducting and monitoring clinical trials are available for review upon request by Sponsor.

Upon mutual agreement in writing, the parties may conduct the Study under Sponsor’s standard operating procedures. In such case, Sponsor shall provide prompt and reasonable training to any [ * * * ] personnel subject to such SOPs at Sponsor’s expense.

4.                                      Term and Termination.

The term of this Project Addendum shall commence on the Effective Date and end upon the completion of Services unless otherwise terminated in accordance with the Agreement.

5.                                      Incorporation by Reference/Conflict of Terms.

The terms and conditions of this Project Addendum and Exhibits hereto are hereby incorporated into and made a part of the Agreement.  To the extent any terms contained in an Exhibit hereto conflict with this Project Addendum, the terms of this Project Addendum shall govern and control.  In the event of any inconsistency between the Agreement, the Project Addendum, and the Protocol, the terms of the Protocol shall govern first, followed by the Project Addendum, and then by the Agreement unless otherwise specified.

6.                                      Modifications.

Any changes to this Project Addendum or its Exhibits shall be documented by written Amendments executed by both parties and shall be attached hereto.

7.                                      Notices.

Each Party represents that its respective contact person set forth below shall have the authority to make all executive decisions regarding this Project Addendum.  Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by fax or five (5) days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following address:

If to [ * * * ]

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Confidential Treatment Requested

CONFIDENTIAL AND PROPRIETARY TO [ * * * ]

If to Sponsor:	Aastrom Biosciences, Inc.
24 Lloyd Wright Drive
Lobby K
Ann Arbor, MI 48105
Attn: Tim Mayleben, CEO and President
Tel: (734) 418-4410
Fax: (734) 665-0485

8.                                      Counterparts and Facsimiles.

This Project Addendum may be executed in counterparts and the counterparts, together, shall constitute a single agreement.  A facsimile transmission of this signed Project Addendum bearing a signature on behalf of a party shall be legal and binding on such party.

IN WITNESS WHEREOF, this Project Addendum has been executed and delivered by the parties hereto by their duly authorized officers as of the Effective Date.

[ * * * ]	AASTROM BIOSCIENCES, INC.

	By:	/s/ Tim M. Mayleben

	Name:	Tim M. Mayleben

	Title:	President & CEO

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Confidential Treatment Requested

Exhibit A

Proposal

[See attached pages]

[ * * * ]

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Confidential Treatment Requested

APPENDIX 1: SPECIFICATIONS AND ASSUMPTIONS

[***]

Number of Randomized Patients	594
[ * * *]
Participating Countries (Sites)	United States (80)
Estimated Enrollment Rate (Patents/Site/Month)	0.35
[ * * *]
Maximum Duration of Patient Participation in Months	18.50
[ * * *]
Number of Active Sites	80

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Confidential Treatment Requested

[***]

Pages 3 through 22 of Exhibit A have been redacted in their entirety and have been filed separately with the Secretary of the Commission.

Confidential Treament Requested

[ * * * ]

CONFIDENTIAL AND PROPRIETARY TO [ * * * ]

Exhibit B

Budget

[ * * * ]

The remainder of the text on the two pages of Exhibit B have been redacted entirely and have been filed separately with the Secretary of the Commission.

Confidential Treatment Request